UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 24, 2017

SEGUIN NATURAL HAIR PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205822	46-4333787
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 Anthem Village E. Dr., Henderson, NV

(Address of principal executive offices)

(702) 738-2051

 (Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 9, 2016, Seguin Natural Hair Products, Inc. (the “Company”) sent correspondence indicating its intent to terminate its engagement with KLJ & Associates, LLP (“KLJ”) as its independent public accountant. The Company is in the process of engaging a new independent public accountant. The Company filed its Quarterly Reports on Form 10-Q, for the periods ending June 30, 2016 and September 30, 2016, without review by KLJ. The Company has not had any disputes with KLJ regarding the filings of the Company from its registration statement on Form S-1, filed on July 23, 2015 through its Quarterly Report on Form 10-Q, for the period ending June 30, 2016. There had been no disagreements with KLJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from the Company’s inception through August 9, 2016.

On January 27, 2017, the Company engaged Michael Gillespie & Associates, PLLC as its independent accountant to provide auditing services for going forward for the Company. Prior to such engagement, the Company had no consultations with Michael Gillespie & Associates, PLLC. The decision to hire Michael Gillespie & Associates, PLLC was approved by the Company’s Board of Directors on January 26, 2017.

On January 25, 2017, the Company provided KLJ with its disclosures in the Current Report on Form 8-K disclosing its termination of its engagement with KLJ and requested in writing that KLJ furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. KLJ's response is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter dated January 25, 2017 from KLJ & Associates, LLP

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 27, 2017

Seguin Natural Hair Products, Inc.

/s/ Oivi Launonen

By: Oivi Launonen

Title: Chief Executive Officer